Exhibit 24

POWER OF ATTORNEY

      Bowne & Co., Inc. and each person whose signature appears below hereby authorize both Robert M. Johnson and Scott L. Spitzer, each with full power to act alone, to file in either paper or electronic form an annual report on Form 10-K and any and all amendments thereto, under the Securities Exchange Act of 1934 as amended, for the fiscal year ended December 31, 2003, which report and amendments shall contain such information and exhibits as the said Robert M. Johnson or Scott L. Spitzer deems appropriate. Bowne & Co., Inc. and each such person signing below hereby further appoint both Robert M. Johnson and Scott L. Spitzer as attorneys-in-fact, each with full power to act alone, to execute such report and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

BOWNE & CO., INC.

By:	/s/ ROBERT M. JOHNSON

Robert M. Johnson
Chairman of the Board, President
and Chief Executive Officer

Dated: March 15, 2004

Name	Title	Date

/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Chairman of the Board, President and Chief Executive Officer (and Director)	March 15, 2004

/s/ C. CODY COLQUITT (C. Cody Colquitt)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 15, 2004

/s/ CARL J. CROSETTO (Carl J. Crosetto)	Director	March 15, 2004

/s/ DOUGLAS B. FOX (Douglas B. Fox)	Director	March 15, 2004

/s/ GLORIA M. PORTELA (Gloria M. Portela)	Director	March 15, 2004

/s/ H. MARSHALL SCHWARZ (H. Marshall Schwarz)	Director	March 15, 2004

/s/ WENDELL M. SMITH (Wendell M. Smith)	Director	March 15, 2004

/s/ LISA A. STANLEY (Lisa A. Stanley)	Director	March 15, 2004

Name		Title	Date

(Vincent Tese)		Director	March 15, 2004

/s/ HARRY WALLAESA (Harry Wallaesa)		Director	March 15, 2004

/s/ RICHARD R. WEST (Richard R. West)		Director	March 15, 2004

*By	/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Attorney-in-Fact